Exhibit 10.3

FORM OF

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT (the “Agreement”) is made, effective as of [            ] (the “Grant Date”), between Evercore Partners Inc. (the “Company”) and [            ], an employee of the Company or an Affiliate of the Company, hereinafter referred to as the “Participant”.

WHEREAS, the Company desires to grant the Participant restricted stock units (as provided in Section 1 below), ultimately payable in shares of Common Stock (the “Award”), pursuant to the Company’s 2006 Stock Incentive Plan (the “Plan”), the terms of which are hereby incorporated by reference and made a part of this Agreement (capitalized terms not otherwise defined herein shall have the same meanings as in the Plan);

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company to grant the shares of Common Stock provided for herein to the Participant as an incentive for increased efforts during his term of office with the Employer and has advised the Employer thereof and instructed the undersigned officers to grant said Award;

NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

1. Grant of RSUs. For valuable consideration, receipt of which is hereby acknowledged, the Company hereby grants [            ] restricted stock units (“RSUs”) to the Participant, on the terms and conditions hereinafter set forth. Each RSU represents the unfunded, unsecured right of the Participant to receive one share of the Company’s Common Stock (each, a “Share”). The Participant will become vested in the RSUs, and take delivery of the Shares, as set forth in this Agreement.

2. Vesting and Timing of Transfer.

(a) Unless otherwise provided herein, and subject to the continued employment of the Participant by the Company or any of its Affiliates (collectively, the “Employer”) through the relevant Vesting Event (as hereinafter defined), the Participant shall become vested in 33  1/3% of the RSUs granted on the Grant Date on each of the second anniversary, third anniversary and fourth anniversary of the Grant Date (each, a “Vesting Event”).

(b) Notwithstanding any of the foregoing, (A) any unvested RSUs shall become one hundred percent (100%) vested upon the earlier occurrence of (x) a Change of Control, (y) Participant’s death or (z) termination of the Participant’s Employment with Employer due to the Participant’s Disability, and (B) any unvested RSUs may, in the sole discretion of the Committee, become one hundred percent (100%) vested upon the occurrence of the Participant’s retirement from the Employer at age 65 (or such other age as may be reasonably determined by the Committee to be the Participant’s permanent retirement date) (any such retirement, “Retirement”).

(c) Notwithstanding any other provision set forth in this Agreement:

(i) in the event of a termination of Participant’s employment with the Employer other than for the reasons set forth above, all unvested RSUs shall immediately be forfeited by the Participant, without payment of any consideration therefor; and

(ii) upon any breach of the Restrictive Covenants (as defined in Section 12 below) by the Participant, whether occurring before or after any termination of the Participant’s employment, all RSUs, whether vested or unvested, shall immediately be forfeited by the Participant, without payment of any consideration therefor.

(d) Subject to the provision of Section 4 below, the Company shall only deliver to the Participant Shares underlying all vested RSUs on the fifth anniversary of the Initial Public Offering. Notwithstanding the foregoing, in the event of a Change in Control which satisfies the definition of a “change in ownership” or “change in effective control” of the Company in accordance with Section 409A of the Code in circumstances where cash is paid for all or part of the Shares, the Participant shall be paid such cash, to the extent permitted under Section 409A of the Code without imposing additional tax, interest or penalties on the Participant thereunder, at the same times(s) and in the same manner, as other holders of Shares and the RSUs shall vest immediately prior to such Change in Control to enable the Participant to participate in such transaction.

(e) In the event of the death of the Participant, the delivery of Shares under Section 2(d) shall be made in accordance with the beneficiary designation form on file with the Company; provided, however, that, in the absence of any such beneficiary designation form, the delivery of Shares under Section 2(d), as applicable, shall be made to the person or persons to whom the Participant’s rights under the Agreement shall pass by will or by the applicable laws of descent and distribution.

(f) Upon each transfer of Shares in accordance with Section 2(d) of this Agreement, the Company shall have satisfied its obligation with respect to the number of RSUs equal to the number of Shares delivered to the Participant pursuant thereto, and the Participant shall have no further rights to claim any additional Shares in respect thereof.

3. Dividends. From and after the Grant Date and unless and until RSUs are forfeited or otherwise transferred back to the Company (including upon a termination of employment as provided in Section 2 above), the Participant will be entitled to receive all dividends and other distributions paid with respect to such number of Shares as are equal to the number RSUs that are vested pursuant to Section 2(a) above as of the date such dividends or other distributions are paid, as if the Participant were a holder of record of such number of Shares.

4. Adjustments Upon Certain Events. The Committee shall, in its sole discretion, make certain equitable substitutions or adjustments to any Shares or RSUs subject to this Agreement pursuant to Section 9(a) of the Plan.

5. No Right to Continued Employment. Neither the Plan nor this Agreement shall be construed as giving the Participant the right to be retained in the employ of, or in any consulting relationship to, the Employer. Further, the Employer may at any time dismiss the Participant, free from any liability or any claim under the Plan or this Agreement, except as otherwise expressly provided herein.

6. No Acquired Rights. In participating in the Plan, the Participant acknowledges and accepts that the Board has the power to amend or terminate the Plan, to the extent permitted thereunder, at any time and that the opportunity given to the Participant to participate in the Plan is entirely at the discretion of the Committee and does not obligate the Company or any of its Affiliates to offer such participation in the future (whether on the same or different terms). The Participant further acknowledges and accepts that (a) such Participant’s participation in the Plan is not to be considered part of any normal or expected compensation, (b) the value of the RSUs or the Shares shall not be used for purposes of determining any benefits or compensation payable to the Participant or the Participant’s beneficiaries or estate under any benefit arrangement of the Company, and (c) the termination of the Participant’s employment with the Employer under any circumstances whatsoever will give the Participant no claim or right of action against the Employer in respect of any loss of rights under this Agreement or the Plan that may arise as a result of such termination of employment.

7. No Rights of a Stockholder. The Participant shall not have any rights or privileges as a stockholder of the Company until the Shares in question have been registered in the Company’s register of stockholders as being held by the Participant.

8. Legend on Certificates. Any Shares issued or transferred to the Participant pursuant to Section 2 of this Agreement shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares are listed, and any applicable Federal or state laws or relevant securities laws of the jurisdiction of the domicile of the Participant, and the Committee may cause a legend or legends to be put on certificates representing such Shares, if any, or make an appropriate entry on the record books of the appropriate registered book-entry custodian, if the Shares are not certificated, to make appropriate reference to such restrictions.

9. Transferability. RSUs may not be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Participant otherwise than by will or by the laws of descent and distribution, and any purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance not permitted by this Section 9 shall be void and unenforceable against the Company or any Affiliate.

10. Withholding. The Participant may be required to pay to the Company or any Affiliate and the Company or any Affiliate shall have the right and is hereby authorized to withhold from any transfer due under this Agreement or under the Plan or from any compensation or other amount owing to the Participant, applicable withholding taxes with respect to any transfer under this Agreement or under the Plan and to take such action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes, pursuant to Section 4(d) of the Plan. Notwithstanding the foregoing, if the Participant’s employment with the Employer terminates prior to the transfer of all of the Shares under this Agreement, the payment of any applicable withholding taxes with respect to any further transfer of Shares under this Agreement or the Plan shall be made solely through the sale of Shares equal to the statutory minimum withholding liability.

11. Restrictive Covenants. The Participant represents and agrees that the Participant has executed a Confidentiality, Non-Solicitation and Proprietary Information Agreement with the Company (the “Restrictive Covenants Agreement”) pursuant to which, during the Participant’s employment with the Employer and upon the Participant’s termination of employment with the Employer for any reason, the Participant shall be bound by certain restrictive covenants set forth therein (the “Restrictive Covenants”). Upon the issuance or delivery of Shares underlying vested RSUs, the Participant shall certify in a manner acceptable to the Committee that the Participant is in compliance with the terms and conditions of the Restrictive Covenants. In the event the Participant violates any Restrictive Covenant, the Participant shall immediately forfeit any remaining outstanding RSUs, whether vested or unvested, in addition to any additional remedies available to the Company as set forth in the Confidentiality Agreement or otherwise.

12. Choice of Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW.

13. RSUs Subject to Plan. By entering into this Agreement, the Participant agrees and acknowledges that the Participant has received and read a copy of the Plan. All RSUs are subject to the Plan. In the event of a conflict between any term or provision contained herein and a term or provision of the Plan, the applicable terms and provisions of the Plan will govern and prevail.

14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

15. Section 409A of the Code. Notwithstanding any other provisions of this Agreement or the Plan, the RSUs granted hereunder shall not be deferred, accelerated, extended, paid out or modified in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon the Participant. In the event it is reasonably determined by the Committee that, as a result of Section 409A of the Code, the transfer of Shares under this Agreement may not be made at the time contemplated hereunder without causing the Participant to be subject to taxation under Section 409A of the Code, the Company will make such payment on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.

[Signatures on next page.]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

EVERCORE PARTNERS INC.

By:

[EVERCORE PARTNERS INC. SIGNATURE PAGE TO RESTRICTED STOCK UNIT AWARD AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

PARTICIPANT

By:

[PARTICIPANT SIGNATURE PAGE TO RESTRICTED STOCK UNIT AWARD AGREEMENT]

7